CONSTRUCTION LOAN AGREEMENT

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         THIS AGREEMENT (the "Loan Agreement") is made and executed by and between SEA GARDENS BEACH AND TENNIS RESORT, INC., A FLORIDA CORPORATION, of 6400 North Andrews Avenue, Fort Lauderdale, Florida 33319 (hereinafter referred to as "Borrower"), and SUNTRUST BANK, SOUTH FLORIDA, N.A., A NATIONAL BANKING ASSOCIATION, OF 515 EAST LAS OLAS BOULEVARD, FORT LAUDERDALE, FLORIDA 33301 (hereinafter referred to as "Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower is the Developer of the Sea Garden Beach & Tennis Resort located in Pompano Beach, Florida (hereinafter referred to as "the Resort"); and

         WHEREAS, there is an existing loan from Lender to Borrower ("the Loan") which is secured by a mortgage ("the Mortgage") encumbering portions of the Resort; and

         WHEREAS, the parties have agreed that the Loan will be modified so that the indebtedness will be increased by THIRTEEN MILLION AND NO/100 Dollars ($13,000,000.00) pursuant to a certain Future Advance Promissory Note, the proceeds of which will be used to construct certain improvements on the "Ocean Palms" Parcel ("the Improvements"), which Improvements are more specifically defined in that certain loan commitment letter to Borrower dated September 11, 1996, (hereinafter referred to as "the Commitment"); and

         WHEREAS, the Improvements will be located upon a portion of the property encumbered by the Mortgage, which portion is sometimes described as the "Ocean Palms Parcel" and which is described in EXHIBIT "A" (the "Land") located in Pompano Beach, Broward County, Florida (the Improvements and the Land hereinafter being referred to collectively as the "Property");

         WHEREAS, Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements contained herein, the sum of Ten and 10/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                    ARTICLE I

                                 LOAN DOCUMENTS

         Subject to the conditions contained in the Commitment and prior to any disbursement, Borrower shall execute and deliver, or cause to be executed and delivered to Lender the following documents (hereinafter collectively and together with this Loan Agreement referred to as the "Loan Documents"), all in a form satisfactory to Lender:

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                    1. NOTE. A Future Advance Promissory Note of even date
herewith payable to the order of Lender in the principal amount of THIRTEEN MILLION AND NO/100 Dollars ($13,000,000.00) (hereinafter referred to as the "Note") which shall include such terms and conditions as have heretofore been mutually agreed upon between Borrower and Lender. Interest reserves in the initial amount of $500,000.00 shall be established from a portion of the Loan proceeds. Borrower hereby authorizes Lender to deduct from the interest reserve the accrued interest on the outstanding balance of the Loan on the first day of each month of the term of the Loan in accordance with the provisions of the Note. Lender agrees that the accrued interest shall be disbursed from the interest reserve so long as no Event of Default has occurred and sufficient amounts remain in the interest reserve; provided, however, that Lender shall at all times be authorized, even if not otherwise obligated, to disburse accrued interest from the interest reserve. Interest shall be payable in local funds to the extent that same is not disbursed from the interest reserve.

                    2. MORTGAGE AND SECURITY AGREEMENT. A Mortgage Modification Agreement modifying the Mortgage which, upon recordation, shall constitute a first lien on the Property and which shall be in a form satisfactory to Lender and shall be subject only to those exceptions and matters satisfactory to Lender.

                    3. ASSIGNMENT OF RENTS AND LEASES. An assignment of rents and leases from Borrower to Lender assigning any and all leases and rents now in existence or which may come into existence in connection with the Property during the life of this Loan from Borrower to Lender.

                    4. UCC-1 FINANCING STATEMENTS (LOCAL AND STATE). UCC-1 Financing Statements (local and state) covering all personal property, fixtures and equipment placed or to be placed on or under the Property, and such other documents as will insure Lender a first perfected security interest in and to said personal property, fixtures and equipment.

                    5. MORTGAGEE TITLE INSURANCE POLICY. A mortgagee title insurance policy providing title insurance coverage in the amount of THIRTEEN MILLION AND NO/100 Dollars $13,000,000.00), insuring the Mortgage as a valid first lien on the Property encumbered by the Mortgage subject only to exceptions as shall be approved in writing by Lender, issued by a title company satisfactory to Lender ("Title Insurer"), and in a form satisfactory to and approved by Lender and satisfying the requirements set forth in the title insurance commitment, including such reinsurance and/or coinsurance agreements, if any, and any affirmative coverage required by Lender. Borrower shall deliver to Lender copies of any documents which may affect the Property in any manner (as determined by Lender's counsel) at any time prior to or during the term of the Loan at Borrower's expense, including all existing or proposed restrictive covenants, or other documents or restrictions affecting the Ocean Palms Parcel.

                    6. OPINION OF COUNSEL. An opinion of counsel licensed in the State of Florida and satisfactory to Lender which covers such matters as may be required by Lender.

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                    7. MORTGAGOR'S AFFIDAVIT. Mortgagor's Affidavit, in form and content sufficient to permit the Title Insurer to delete any exception for parties in possession, matters of survey, mechanic's or materialmen's liens, gap, and taxes and assessments which are due and payable.

                    8. BORROWING AUTHORITY INSTRUMENTS. Documents evidencing the necessary authorization for all actions taken by Borrower in connection with this Loan as may be required by Lender. Appropriate documents may include corporate resolutions, certificates of active status, and certified copies of articles of incorporation and by-laws and all amendments thereto.

                    9. GENERAL CONSTRUCTION CONTRACT. A General Construction Contract as amended (the "Construction Contract") in form and content acceptable to Lender, executed by and between Borrower and HDL Construction, Inc., a Florida corporation, which is a licensed Florida contractor (the "Contractor") to construct the Improvements in accordance with the plans and specifications entitled: "Mediterranean Palms" (now known as "Ocean Palms") originally dated February 23, 1996 and revised and modified including those revisions described on the attached Exhibit "C" (the "Plans and Specifications") prepared by Berrie Architecture & Design, Inc. (the "Architect"), together with financial statements and resume of the Contractor. The Contractor shall agree in writing, upon the happening of an Event of Default, as defined in the Mortgage or this Agreement, Contractor will, at the request of Lender, continue performance pursuant to its agreement with Borrower until completion of construction of the Improvements.

                  Exhibit "B" provides for the Contractor's overhead, but not the Contractor's fee. The entire Contractor's fee shall be paid by Borrower out of its own funds.

                    10. MAJOR SUBCONTRACTS. Contracts in form and content acceptable to Lender, which have been executed by and between Contractor and all major subcontractors, materialmen and suppliers ("Subcontractors") to construct the Improvements in accordance with the Plans and Specifications. For the purposes hereof, a major subcontract shall be any contract which is a contract for Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or more and which is designated by Lender to be a Major Subcontract. All Major Subcontracts shall contain the agreement of Subcontractors to perform the contract with Lender if an "Event of Default" as defined below, occurs. Borrower shall provide Lender with agreements, acceptable to Lender, that, upon the happening of an Event of Default, Subcontractors will, at Lender's request, continue performance pursuant to their agreements with Contractor, until completion of construction of the Improvements, provided that Subcontractors shall be compensated by Lender, from the date on which Lender assumes any such Major Subcontracts, in accordance with their agreements with Contractor. If Major Subcontracts have not been executed, Borrower shall furnish to Lender firm bids or internal estimates of the work to be covered by the Major Subcontract, and such supporting documentation therefor as Lender may require. Borrower shall submit to Lender a list of all other Subcontractors working on the Improvements and shall keep the list current until the Improvements are completed. All subcontracts for work, labor and materials entered into by Contractor or directly by Borrower, either with Major Subcontractors, other subcontractors or with Borrower's own employees or agents, shall cover completion of the Improvements shown on the Plans and Specifications. The aggregate contract price for constructing and equipping the Improvements in accordance with the Plans and Specifications and

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representations made to Lender and all other costs of the project being financed with the Loan proceeds and pursuant to the terms and conditions hereof (the "Project") shall not exceed the amount allocated and described in the budget for the Loan (the "Loan Budget") approved in writing by Lender and attached hereto and made part hereof as Exhibit "B". Borrower shall furnish such additional supporting documentation for the cost of the items described in the Loan Budget as may be required by Lender.

                    11. SURVEY. Three (3) original copies of a current (not more than three (3) months old) survey, satisfactory to Lender and prepared by a registered land surveyor in accordance with Lender's requirements, of all property covered by the Mortgage, showing the location and dimensions of all proposed Improvements thereon and indicating the routes of ingress and egress for public access to the Property, all utility lines, walks, drives, recorded or visible easements and rights-of-way on the Property, and showing that there are no encroachments, improvements, projections or easements (recorded or unrecorded) on the property lines. Foundation perimeters are to be added to the survey by the surveyor as soon as they are in place for the building. The survey shall certify the acreage of the Land and shall indicate whether the Land is located within any flood hazard area. The survey must be prepared in accordance with the Minimum Technical Standards set forth by the Florida Board of Land Surveyors pursuant to the provisions of Section 472.127 of the Florida Statutes and must be certified in favor of Lender and Title Insurer. The surveyor's certificate placed on the survey shall include a statement that said survey locates any and all items set forth as exceptions in the mortgagee title insurance policy (the "Title Policy") as Lender may require, shall satisfy all of the survey requirements in the Commitment, and shall include any other requirements of Lender. A final survey shall be furnished after all Improvements are completed on the Property.

                    12. NOTICE OF COMMENCEMENT. A Notice of Commencement signed by Borrower at closing or prior to the commencement of construction of the Improvements by not more than thirty (31) days prior to such commencement, shall be placed of record, with a certified copy thereof being posted at the job site in accordance with the Florida Construction Lien Law, Chapter 713, Florida Statutes (the "Florida Construction Lien Law") and a copy thereof furnished to Lender. The legal description in the Notice of Commencement shall apply only to the "Ocean Palms Parcel." Proof acceptable to Lender, in its sole discretion, that the Notice of Commencement has been properly posted at the job site in accordance with the requirements of the Florida Construction Lien Law, shall be delivered to Lender and to the Title Insurer. The Notice of Commencement shall name the Lender and Title Insurer as additional parties to whom all notices shall be given.

                    13. BORROWER'S ARCHITECT'S AND ENGINEER'S OPINIONS AND AGREEMENTS. Written opinions from Borrower's Architect and Engineer ("Engineer" or "Architect") covering such matters as may be required by Lender and stating that the proposed Improvements, when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations. Further, Borrower will provide Lender with an agreement by the Architect and Engineer in form and content acceptable to Lender, that, in the event of default under the terms of any of the Loan Documents, the Architect and the Engineer will, at Lender's request: (a) continue performance pursuant to its agreement with Borrower until completion of construction of the Improvements, provided that Lender shall compensate the

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Architect and the Engineer from the date of Lender's assuming such agreement in accordance with said agreement for all such services rendered, and (b) permit Lender to use the Plans and Specifications at no cost to Lender.

                    14. LENDER'S INSPECTOR'S PROJECT EVALUATION REPORT. A Project Evaluation Report, including a Plan and Cost Review, acceptable to Lender, completed by Zimmer Construction Consultants ("Lender's Inspector" or "the Inspector") substantiating that the Plans and Specifications are adequate and that the costs of constructing the Improvements in accordance with the Plans and Specifications are fairly represented by the Borrower's Cost Breakdown and do not exceed the amounts set forth in the attached Exhibit "B" and that the proposed Improvements when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations. The cost of the Evaluation Report shall be borne by Borrower.

                    15. ASSIGNMENT OF CONTRACT RIGHTS. An assignment to Lender of all Borrower's contract rights under the Major Subcontracts, the Architect's Contract and all other contracts.

                    16. COMMITMENT FEE. The commitment fee is in the amount of $130,000.00. The amount of $65,000.00 (including $26,000.00 paid to Lender's
Participant, FINOVA Capital Corporation ("Participant") was paid at the time of the execution of the Commitment, and the balance of $65,000.00, including $26,000.00 payable to Participant shall be due at closing.

                    17. GUARANTIES. The unqualified and unconditional guaranties of the Guarantors named in the Commitment ("the Guarantors").

                    18. TAXES. Proof of payment of real property and personal property taxes for 1995 and all prior years, and information as to tax identification numbers, tax rates, estimated tax values and the identities of the taxing authorities and evidence of payment of any outstanding liens or other outstanding obligations or encumbrances against the Property or Improvements. Proof of payment of 1996 real and personal property taxes shall be provided by Borrower to Lender no later than February 1, 1997.

                    19. UTILITIES. Letters (or other evidence satisfactory to Lender) evidencing the availability and sufficiency of water, sewer, electric, telephone and natural gas utility services to satisfactorily service the proposed Improvements and that such facilities are available and will be furnished.

                    20. PERMITS. Building permit(s) and satisfactory evidence that the Land and the Improvements and the intended uses of the Property are in compliance with all applicable laws, regulations and ordinances. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, opinions of Borrower's attorney or other attorneys and opinions or certifications from Borrower's Architect, as Lender may determine. Those laws, regulations and ordinances with which compliance should be evidenced include, by way of illustration but not limitation, the following: (a) environmental protection laws; (b) erosion control ordinances; (c) doing-business and/or licensing laws; and (d)


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zoning laws (in this regard, the evidence submitted should include (i) the zoning designation made for the Land; (ii) the permitted uses of the Land under such zoning designation, (iii) zoning requirements as to parking, lot size, ingress and egress and building setbacks, (iv) the absence of moratoriums that would prohibit construction of the Improvements, (v) site plan approval, and
(vii) the length of time of the validity of all such approvals, variances and permits).

                    21. COST BREAKDOWN. A detailed construction and non-construction cost breakdown and loan budget on Lender approved forms of all construction and non-construction costs including specification of which items are to be funded from sources other than the Loan. If the Project Evaluation Report prepared by Lender's Inspector indicates the total estimated costs of the Improvements to the Property to the Borrower exceed the principal amount of the Loan, Lender may require Borrower to invest immediately the amount of the difference in accordance with the equity requirements of this Loan Agreement and the Commitment.

                    22. SOIL TESTS. A report as to soil borings and compaction reports and analysis made at the Land by a soil testing firm satisfactory to Lender and Lender's Supervising Inspector. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and must also be satisfactory to Lender. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed in order to adequately support the Improvements. (During the course of construction, Borrower shall also provide such reports as to concrete tests and additional soil tests as are requested or required by Lender).

                    23. FINANCIAL STATEMENTS. Current financial statements, tax returns, and such other credit information as Lender may require for Borrower and Guarantors in form and content satisfactory to Lender, and including evidence of the availability of Borrower's funds necessary, in Lender's sole opinion, to pay the total costs (hard construction and indirect costs) of the project in excess of the amount of the Loan. The Commitment contains further requirements with respect to the foregoing financial statements and credit information.

                    24. PLANS AND SPECIFICATIONS. Two (2) sets of the approved site plan and the complete and detailed Plans and Specifications for the development of the Improvements which Borrower shall have approved in writing and which shall be satisfactory to Lender, including any changes or modifications thereto to the date of receipt by Lender, and any and all construction contracts or other documents in the possession or control of Borrower relating to the construction of the Improvements. The two (2) sets must include plans and specifications for architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage, utility lines, erosion control and landscaping) work, and must be stamped with all required approvals from all applicable governmental authorities; certified under seal by Architect and signed by Borrower to be true copies of the Plans and Specifications architecturally and structurally approved by all authorities and agencies having jurisdiction thereon and for which a building permit has been issued. They must also incorporate the recommendations made in the soil testing report. No changes shall be made thereafter in the Plans and Specifications without the prior written consent of the Lender, except as set forth herein.

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                    25. CERTIFICATE OF ARCHITECT. Certificate of the Architect
who prepared the Plans and Specifications addressed to Lender and stating that any necessary soil testing has been performed and soil conditions are satisfactory for the structural support of the Improvements; that there is adequate ingress and egress; that the Plans and Specifications have been approved by all governmental authority and meet all State construction, energy conservation, and environmental codes; that provisions have been made for the handicapped; that the zoning is proper; that the permit has been properly issued; that all utilities necessary to service the Improvements on the Property are available with adequate capacity; that all required governmental permits and approvals have been obtained; and such additional items as may be required by Lender. The Certificate of Architect shall include submission of reports and certifications regarding fill, foundation, design, settlement, H.V.A.C. and such other reports and certifications as required by Lender.

                    26. CERTIFICATE OF ENGINEER. Certificate of the Engineer who prepared the Plans and Specifications addressed to Lender and stating that any necessary soil testing has been performed and soil conditions are satisfactory for the structural support of the Improvements; that there is adequate ingress and egress; that the Plans and Specifications have been approved by all governmental authority and meet all State construction, energy conservation, and environmental codes; that the zoning is proper; that the permit has been properly issued; that all utilities necessary to service the Improvements on the Property are available with adequate capacity; that all required governmental permits and approvals have been obtained; and such additional items as may be required by Lender. The Certificate of Engineer shall include submission of reports and certifications regarding fill, foundation, design, settlement, and such other reports and certifications as reasonably required by Lender.

                    27. LIEN WAIVERS. Waivers of lien from each and every contractor, subcontractor, laborer or material supplier performing services or supplying material to the Property within the past ninety (91) days, and an affidavit listing all of said entities and certifying that no work has been performed and no materials have been supplied for which the costs remain unpaid prior to closing.

                    28. FORM OF CONTRACT. Copy of form of contract for the sale of the timeshare units.

                    29. INSURANCE. Evidence of insurance in form and content satisfactory to Lender, as set forth herein.

                    30. TIMESHARE DOCUMENTS. Copies of all timeshare documents pertaining to the "Ocean Palms" Parcel in form and content acceptable to Lender and in compliance with Florida law.

                    31. COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS. A Collateral Assignment of all licenses, permits, approvals and certifications relating to the use and construction of the Improvements on the Property, including but not limited to trade and fictitious names, all of which must be transferable during the entire term of the Loan, in form and content acceptable to Lender.

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                    32. APPRAISAL. M.A.I. appraisal in accordance with the
requirements of the Commitment.

                    33. BORROWER'S AUTHORIZED SIGNERS AND DISBURSEMENT INSTRUCTIONS AGREEMENT. A Borrower's Authorized Signers and Disbursement Instructions Agreement shall be executed by Borrower.

                    34. CERTIFICATE OF HAZARDOUS WASTE. If required by Lender, an environmental audit prepared by an independent engineer or other qualified consultant or expert which contains conclusions reasonably satisfactory to Lender and which evaluates (i) whether any hazardous materials or other toxic substances are present in the soil or surface or groundwater at the Property or the soil or surface or groundwater adjacent to the Property in quantities that would violate applicable federal, state or local laws or requirements, (ii) whether any hazardous materials or other toxic substances have previously been released, intentionally or unintentionally, to the soil or surface or groundwater at the Property, (iii) whether hazardous materials or other toxic substances are now or have previously been used, stored or disposed of at the Property, and (iv) whether activities presently being conducted at the Property are in compliance with all applicable federal, state or local environmental regulations. The environmental audits shall be based upon such sampling of the soil, air, and waters; visual inspections; and such other methods as shall be appropriate. All sampling shall be conducted using accepted and scientifically valid technology and methodologies. The consultant shall prepare a written report detailing its findings and conclusions. Should this audit indicate the presence of hazardous materials on the Property, the Borrower shall take all steps necessary to further define the nature of the materials, any risks resulting therefrom, and possible remedial measures. For this purpose the Lender reserves the right upon reasonable notice to enter and investigate the Property and to take such samples as may be necessary to perform soil, water or other analyses.

                    35. PAYMENT AND PERFORMANCE BONDS. Unconditional Statutory Payment and Performance Bonds, including dual obligee riders, for all Major Subcontractors (and for such other Subcontractors as Lender may require) which will guarantee the completion of all Improvements in accordance with the approved Plans and Specifications and payment of all costs incurred.

                    36. RECEIVABLE LENDERS COMMITMENTS. Commitments for receivable financing acceptable to Lender together with such agreements, consents and/or subordinations from receivable lenders as may be required by Lender.

                    37. MISCELLANEOUS.

                        a.          Copies of any and all existing or
                                    proposed restrictive covenants or agreements affecting the Property.

                        b. Such other matters or documents as Lender shall require.

         All of the Loan Documents shall be in form and content satisfactory to the Lender, and shall comply with all of the requirements set forth in the Loan Agreement and the Commitment.

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                                   ARTICLE II

                              INITIAL DISBURSEMENT

         The proceeds of this Loan which are approved by the Lender for any initial funding shall be funded subsequent to the following:

                  1. Execution of all such documents as Lender and Lender's counsel may require to insure that the Lender has a valid first lien in the amount of the Loan.

                  2. Recording of all documents as required by Lender's counsel.

                  3. Receipt by Lender of the marked-up Title Insurance Commitment, insuring Lender's Mortgage, which marked-up commitment must be approved by Lender's counsel.

                  4. Evidence reasonably satisfactory to Lender and Lender's counsel of the fulfillment of any other condition to funding.

                  5. Delivery to Lender of the documents required above as a condition to funding.

                                 ARTICLE III

                             WARRANTIES OF BORROWER

         As material inducements to Lender to enter into this Loan Agreement and to make the Loan, Borrower hereby warrants to Lender as follows:

                  1. VALIDITY OF LOAN DOCUMENTS. That the Loan Documents are in all respects legal, valid and binding according to their terms and grant to Lender a direct, valid and enforceable first lien security interest in the Property and the personally located thereon subject only to bankruptcy, insolvency and other similar laws affecting the rights of creditors.

                  2. PRIORITY OF LIEN ON PERSONALTY. That no bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender or executed in connection with receivable financing) has or will be executed with respect to any personal property, equipment or fixtures used in conjunction with the construction, operation or maintenance of the Improvements.

                  3. CONFLICTING TRANSACTIONS OF BORROWER. That the consummation of the transactions hereby contemplated and the performance of Borrower's obligations under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws or other instrument to which Borrower is a party or by which it may be bound or affected.

                  4. PENDING LITIGATION. That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any

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Guarantor which affect any of the Property securing the Loan, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance and which, if adversely determined, would not substantially impair Borrower's ability to perform each and every one of its obligations under and by virtue of the Loan Documents; and that to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

                  5. VIOLATIONS OF GOVERNMENTAL LAW, ORDINANCES OR REGULATIONS. That Borrower has no knowledge of any violation or notice of violations of any federal or state law or municipal ordinance or order or requirement of the county or city in which the Property are located or any municipal department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

                  6. COMPLIANCE WITH ZONING ORDINANCES AND SIMILAR LAWS. That the Plans and Specifications and construction pursuant thereto and the use of the Property contemplated thereby have been approved by all appropriate governmental and quasi-governmental authorities and accordingly comply and will continue to comply with all applicable governmental and quasi-governmental laws, regulations, and standard requirements.

                  7. AVAILABILITY OF UTILITIES. That all utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

                  8. BUILDING PERMITS. That all building permits required for the construction of the Improvements have been obtained or may be obtained without undue delay, unusual expense or material alteration of the Plans and Specifications. Borrower shall deliver copies of all permits to Lender as they are obtained and before construction commences.

                  9. CERTIFICATE OF OCCUPANCY. That upon completion of the Improvements all certificates of occupancy required for the occupancy of the Improvements may be obtained without undue delay or unusual expense. Borrower shall deliver copies of all certificates of occupancy to Lender as they are obtained.

                  10. CONDITION OF PROPERTY. That the Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                  11. BROKERAGE COMMISSIONS. That any brokerage commission due in connection with the transaction contemplated hereby has been paid in full and that any such commission coming due in the future will be paid promptly by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

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                  12.  USURY. The amounts to be received by Lender which are or which may be deemed to be interest hereunder or under any of the Loan Documents or otherwise in connection with the transactions herein contemplated constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transactions contemplated by this Loan Agreement is or will be usurious under current Florida law.

                  13. ACCURACY OF INFORMATION. Lender's commitment to make the Loan, as expressed in the Commitment and accepted by Borrower is based on the accuracy of Borrower's and each Guarantor's representations and statements. Neither this Loan Agreement nor any document, financial statement, credit information, certificate or statement required herein to be furnished or furnished to Lender contains any untrue statement of a fact or omits to state a fact material to this Loan Agreement or to Lender's decision to enter into this Loan Agreement or the transaction contemplated hereunder. Lender shall have the option to declare the Commitment to be breached if there shall have been any material misrepresentation or misstatement or any material error in any statement, document or other submission delivered to Lender, or if prior to the initial Loan disbursement, there shall have been a material adverse change in the state of facts submitted to Lender, or Borrower or any Guarantor has become insolvent, bankrupt or incapacitated, or has otherwise been subject to any material adverse change in financial condition. The Commitment is hereby incorporated herein by reference, but to the extent it conflicts with the Loan Documents, the Loan Documents shall govern.

                  14. SET-OFFS. Borrower does not have any defense or set-off with respect to any money disbursed or otherwise advanced or to be advanced hereunder.

                  15. CONTINUATION AND INVESTIGATION. The warranties and representations contained herein shall be and remain true and correct so long as any of Borrower's obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding, and each request by Borrower for a disbursement or extension of the Loan shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Loan Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby.

                                   ARTICLE IV

                              COVENANTS OF BORROWER

         Borrower hereby covenants and agrees with Lender as follows:

                  1. LOAN AGREEMENT. To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments delivered to Lender in connection herewith. Borrower will not suffer or permit any default or Event of Default to exist hereunder or thereunder. Borrower will promptly give notice in writing to Lender (a) of the occurrence of any material litigation or proceeding affecting Borrower and whether or not Borrower's liability, if any, is covered by insurance, and (b) of any dispute between Borrower and any governmental or regulatory body or any other party, which dispute may materially interfere with Borrower's normal operations or with construction of the Improvements.

                  2. CONSTRUCTION CONTRACT. (a) To permit no default under the terms of the Construction Contract; (b) to waive none of Contractor's obligations thereunder; (c) to do no act which would relieve Contractor from its obligations to construct the Improvements according to the Plans and Specifications; and (d) to make no amendments, other than change orders as may be permitted hereunder and under the Mortgage, to the Construction Contract without Lender's prior written consent.

                  3.       [DELETED]

                  4.       [DELETED]

                  5.       CONSTRUCTION SUBCONTRACTS.

                           a.     To permit no default under the terms of the
Major Subcontracts;

                           b.     To waive none of Subcontractors'
obligations thereunder;

                           c.     To do no act which would relieve
Subcontractors of their respective obligations to construct the Improvements according to the Plans and Specifications; and

                           d.     To make no amendments, other than change
orders as Lender may approve in writing to any of the Major Subcontracts or other subcontracts, without Lender's prior written consent.

                  6. INSURANCE. Borrower will procure for, deliver copies of and original certificates of and maintain for the benefit of Lender during the life of the Mortgage, insurance policies in such amounts as Lender shall require, including a minimum of $2,000,000.00 of liability insurance, and insurance insuring the Property against fire, builder's risk, hazard, extended coverage, contents insurance and such other insurable hazards, casualties and contingencies as Lender may require. The form of such policies and the companies issuing them shall be acceptable to Lender. All policies, including builders risk, hazard and liability policies, shall contain a standard, non-contributory mortgagee clause making losses payable to Lender, its successors or assigns, as mortgagee and loss payee. All policies shall include a provision for a minimum thirty (31) day advance notice to Lender of any intended policy cancellation or modification. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder, unless Lender is included thereon under a standard, non-contributory mortgagee endorsement making losses payable to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the policy or policies of such insurance. The said property insurance so obtained shall include "all risks", builder's risk, on a reporting completed value form, on the Improvements, buildings, machinery, equipment, materials, supplies and temporary structures and all other property of any nature used for the construction of the buildings, with an endorsement which includes as a loss payable any additional interest expense caused by a peril insured against under the policy. This coverage for interest expense is limited to the period of time from the date of physical damage until such time as will reasonably elapse, in the exercise of due diligence, to the repair of the damage to its prior state. The amount of coverage of the policy of insurance shall be the full replacement cost, including underground work, but not less than $11,000,000.00. Insurance certificates (and evidence of the payment of premiums for increases) representing increased property insurance coverage shall be provided on a monthly basis to cover the work in place. Applicable notice to be given to Lender at the following address: 515 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, attention: Commercial Real Estate Lending Department.

                  The Borrower shall submit to Lender evidence satisfactory to Lender as to whether or not the Property or any part thereof is located within an area identified pursuant to the Flood Disaster Protection Act of 1973 as being in a flood hazard area. If the Property is located in a flood hazard area, flood insurance shall be obtained for the maximum amount of coverage available through the federal flood insurance program for the improvements located on the Property from time to time or 100% of the highest insurance value of the improvements on a replacement cost basis, whichever is less. The National Flood Insurance Program flood policy shall cover the same parties covered under the builder's risk policy other insurance policies with coverage for flood, collapse, rain damage and such other usual coverage as may be obtained thereunder, and such policy will be written with an insurance company and with cancellation provisions as hereinabove provided. The insurance coverage, without limiting the same by this description, shall extend to any loss occasioned by fire, windstorm, other perils of extended coverage, vandalism, malicious mischief, theft, mysterious disappearance and such other coverage as is a normal incidence of builder's risk. The foregoing insurance shall specifically cover necessary architect and engineering fees necessary to repair or replace any insured property and shall also cover debris removal. Further, the insurance shall at least permit waiver of subrogation so any release of liability entered into prior to any loss will not affect the validity of the coverage otherwise provided.

                  At least thirty (31) days prior to the expiration date of all such policies, Borrower shall deliver to Lender proof of renewals of all required policies in a form satisfactory to Lender. As further security for the indebtedness secured hereby, the delivery of the insurance policies to Lender shall constitute an assignment of all unearned premiums. In the event of the foreclosure of this Mortgage or any other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or grantee.

                  Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policy. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender instead of to Borrower and Lender jointly. After deducting from the insurance proceeds any expense incurred by it in the collection or handling of said funds, Lender shall apply the net proceeds, at its sole option, to the reduction of the sums secured hereby or toward the repair and restoration of the Improvements, or for any other purpose or object satisfactory to Lender without affecting the lien of the Mortgage for the full amount secured hereby before such payment took place. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

                  If required by Lender, Borrower will pay to Lender on the first (1st) day of each month, together with and in addition to the regular installment of interest and principal and until the Note is fully paid, an amount equal to one-twelfth (1/12) of the yearly premiums for insurance, to enable Lender to pay such insurance premiums when due. The Borrower shall promptly furnish Lender with the insurance premium statements. Such added payments shall not be nor be deemed to be trust funds, but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender's books and accounts. Upon demand of Lender, Borrower agrees to deliver to Lender such additional sums as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such insurance premiums. Lender shall have no responsibility for payment of any premium for insurance hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. In the event of a default by Borrower in the performance of any of the terms, covenants and conditions in the Mortgage, this Loan Agreement or the Note, Lender may, at Lender's option, apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured in the Mortgage.

                  7. COLLECTION OF INSURANCE PROCEEDS. To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower or Lender in connection with the transactions contemplated hereby and in paying any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property).

                  8. AD VALOREM TAX. Subject to the provisions in the Mortgage, Borrower shall submit proof, on an annual basis, that all real property taxes have been timely paid.

                  9. APPLICATION OF LOAN PROCEEDS. To use the proceeds of the Loan solely for the purpose set forth herein and in no event to use any of the Loan proceeds for any other purpose whatsoever. Borrower shall make only such payments on account of other construction contracts or other work which may entitle the person performing it to lien rights in the Property as are proper payments under the Florida Construction Lien Law.

                 10. EXPENSES. To pay all costs of closing the Loan and incurred during the term of the Loan and all expenses of Lender with respect thereto, including but not limited to fees of Lender's Inspector, Lender's and Participant's attorneys' fees and costs (including attorneys' fees and costs incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, administration, collection, restructure, amendment or transfer of the Loan), advances, recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, sales taxes, surtax and other revenue fees, escrow fees, Architect's and Engineer's costs and inspection fees, expenses of foreclosure (including reasonable attorneys' fees and costs) and similar items, and to allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender's and Participant's attorneys. Under no circumstances will Lender pay to any third party any mortgage brokerage or other fees incurred in connection with this Loan and Borrower covenants and agrees to indemnify Lender and hold Lender harmless from any and all such claims for fees or commissions by third parties. Further, Borrower agrees to pay all of Lender's costs and attorneys' fees, including all appellate litigation, involving any of such claims.

                  11. BORROWER'S EQUITY REQUIREMENT. Lender reserves the right to require, at Borrower's expense, a construction cost analysis by Lender's Inspector or by an expert in the construction cost field, which expert shall be designated by Lender. If Lender estimates, at any time and from time to time, that the amount necessary to assure final completion of the construction of the Improvements including but not limited to interest and other soft or non-construction budget items during the term of the Loan (the "Total Budget") shall exceed the amount of the undisbursed Loan proceeds plus the total amount of all equity investments made or scheduled to be made by Borrower, then Lender shall have the option to require Borrower (a) to immediately deposit with Lender the amount of any such difference, in cash or other form satisfactory to Lender, which amount shall be disbursed toward the Total Budget costs prior to any advance by Lender under the Loan, or (b) to expend the amount of any such difference for items included in the Total Budget with satisfactory evidence of such expenditure being provided to Lender prior to any advance by Lender of the Loan funds. Lender shall be assured at all times, to its satisfaction, that the undisbursed Loan funds are sufficient to complete the Improvements in accordance with the Total Budget and in accordance with the Plans and Specifications and this Loan Agreement. (Lender reserves the right of continual verification of adequate equity investments made by Borrower as herein set forth.) Each such deposit shall be expended before any or any other Loan disbursements will be made, and it shall be advanced as construction progresses.

                  12.  COMMENCEMENT AND COMPLETION OF CONSTRUCTION.
Construction of the Improvements shall commence within thirty (31) days of this date and subsequent to the recordation of a Notice of Commencement, and Borrower shall diligently pursue said construction to completion. Good workmanship and quality materials shall be utilized. Quality of construction is of the essence and each construction draw shall be subject to satisfactory quality and completion of work in place. Borrower shall supply such sums of money and perform such duties as may be necessary to complete the construction of the Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents, all of which shall be accomplished within the Term of the Construction Period as defined herein, and without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith, and all in full compliance with the Florida Construction Lien Law, and further in compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental authority. Borrower will provide to Lender evidence of satisfactory compliance with all of such requirements upon request therefor by Lender. Completion of construction shall include but not be limited to grading, landscaping, adequate sewer, water, electrical, gas, telephone and other utility facilities, completed streets, sidewalks, drainage and curbs, both on-site and off-site, public and private. The construction and development of the Improvements described herein shall be substantially completed within sixteen (16) months from the date of this Agreement ("the Construction

Period"). Borrower shall not be required to substantially complete said construction within sixteen (16) months if said completion is delayed due to any acts of God, emergencies, strikes or other causes out of Borrower's control. Notwithstanding the Lender's determination that the Construction Period shall be extended for this reason, the Lender, in its sole discretion at any time, shall determine the length of the extension period to substantially complete the construction of the improvements and Borrower shall promptly and diligently complete said construction therefor. The construction and development of the improvements shall be inspected by Lender. "Substantially Completed" shall mean that the improvements have been completed in a sufficient manner to obtain all requisite Certificates of Occupancy.

                   13. SALES CONTRACTS. Borrower shall not enter into any sales contract which materially amends or modifies the form of sales contract previously approved by Lender or which imposes conditions on the effectiveness of the sales contract, without Lender's prior written consent.

                   14. ACCESS. Except for driveways located on the Property, the rights-of-way for all roads necessary for the full utilization of the Improvements for their intended purposes, have either been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Borrower and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Property via such roads will be necessary. All curb cuts and traffic signals shown on the Plans and Specifications are existing or have been fully approved by all necessary governmental authorities.

                  15. RIGHT OF LENDER TO INSPECT PROPERTY AND RENEW PLANS. To permit Lender and its representatives and agents, including Lender's Inspector, to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections. Lender's Inspector shall perform various services on behalf of Lender as described in the Commitment. The costs of these services shall be charged to and shall be paid by Borrower. The services performed by Lender's Inspector include but are not limited to review of the Plans and Specifications, review of any and all construction contracts, review of any and all other documents in the possession or control of Borrower or any general contractor relating to the construction of Improvements and all proposed changes to them, inspection of construction work for conformity with the approved Plans and Specifications and approval of requests for Loan disbursements. Borrower's supervising architect and engineer shall perform those services described in the architect's and engineer's contracts, including approvals of requisitions for payment required herein and the submission to Lender of the architect's and engineer's certification required prior to final disbursement.

                  16. CORRECTION OF DEFECTS. To promptly correct any defect in the Improvements or any departure from the Plans and Specifications not permitted herein which has not been approved previously by Lender. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

                  17. SIGN REGARDING FINANCING. To promptly erect and maintain on the Property, on a site suitable to Lender, a sign (1) indicating that Lender is providing financing, all to Lender's reasonable satisfaction, and to prevent the destruction or removal of said sign without Lender's prior written approval; provided, however, such sign shall not violate any ordinance or restrictive covenant.

                  18. APPROVAL OF CHANGE ORDERS. To permit, during the construction of the Improvements, no individual deviation from the Plans and Specifications which exceeds $5,000.00 and to permit no multiple deviations which, in the aggregate, exceed $25,000.00, without Lender's prior written approval. Regardless of amount, Borrower shall submit all proposed change orders to Lender within five (5) days.

                  19. BOOKS AND RECORDS. To keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction thereon; and upon the request of Lender, to make such books, records and accounts immediately available to Lender for inspection or independent audit. Such inspection shall take place in Borrower's offices during normal business hours.

                  20.  NOTIFICATION OF CLAIMS BY SUBCONTRACTORS AND
MATERIALMEN. To advise Lender promptly and in writing if Borrower receives any Notice to Owner, written or oral, from any laborer, subcontractor or materialman in connection with any labor or materials furnished in the construction of the Improvements.

                  21. FINANCIAL AND OPERATING STATEMENTS. To submit to Lender current audited (if so required by Lender), annual financial statements, in form and content satisfactory to Lender, for Borrower and Guarantors within ninety
(91) days after the end of their respective fiscal year, the first to be submitted no later than one (1) year from the date hereof, and the rest to be submitted annually thereafter.

                  22.  REPORTS.  To submit to Lender the following:

                       a. within forty-five (45) days after each month end, monthly sales reports inclusive of all projects of Borrower and its related entities, along with Financing Summary Reports for all projects owned by Vacation Break U.S.A.

                       b. within fifteen (15) days after the end of each quarter Form 10-Q Reports and Summary Aging Reports and Escrow Account Analysis, and Borrowing Base Reports from Textron Financial Corporation, FINOVA Capital Corporation and Borrower's other receivable lenders as may be applicable.

                  23. UPDATED OPINION OF COUNSEL. To submit to Lender an opinion of counsel licensed in the State of Florida and satisfactory to Lender covering such further matters regarding the Improvements as Lender may require from time to time.

                  24.  ADDITIONAL DOCUMENTS.  To perform hereunder as follows:

                       a. CONSTRUCTION. To furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys (following the pouring of the final slab), certificates, plans and specifications, appraisals, title insurance and other insurance, reports and agreements and upon request (i) financial statements of Borrower and Guarantors and (ii) other or further information as to the financial condition of Borrower and Guarantors and (iii) the names of all persons with whom Borrower has contracted or intends to contract for major contracts for the construction of the Improvements or the furnishing of labor or materials therefor (for the purposes hereof, a major contract shall be any contract in excess of $25,000.00 designated by Lender to be a Major Contract), and (iv) copies and/or lists of all paid and/or unpaid bills for labor and materials with respect to the construction of the Improvements, and (v) budgets of Borrower and revisions thereof showing the estimated cost of construction of the Improvements and funds required at any given time to complete and pay for such construction, and each and every other document and instrument required to be furnished by the terms of the Commitment.

                           b.       PRESERVATION OF SECURITY. To sign and
deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may require.

                           c.       THIS LOAN AGREEMENT. To do and execute
all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Loan Agreement, as Lender shall reasonably require from time to time.

                  25. FURTHER ENCUMBRANCES. With the exception of receivable financing approved in writing by Lender, there shall be no secondary or further financing of the personal or real property now or hereafter located on the Property, or any part thereof, without Lender's prior written consent, which consent Lender may arbitrarily withhold.

                  26. MORTGAGEE TITLE INSURANCE. Borrower warrants that there are no matters pending against Borrower or the project which could result in a change in the status of the title to the Property in the period of time between the effective date of the commitment for mortgagee title insurance and the recording of the Mortgage (the "gap"). Borrower covenants that it shall not commit any act or permit any act to be committed which might result in a change in the status of the title to the Property during the gap, and Borrower shall indemnify Lender and the title insurance agent and the title insurance underwriter from any and all losses, costs and expenses (including reasonable attorneys' fees and costs) suffered as a result of a change in the status of the title to the Property during the gap.

                                   ARTICLE V V

             METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS

                    1.     DISBURSEMENTS.

                           A. Loan proceeds for hard costs will be disbursed upon Borrower's request under the percentage of completion program (i.e., disbursement will be made periodically based on material and work-in-place.) There shall be a ten percent (10%) retainage holdback from each disbursement (unless otherwise agreed by Lender) until completion of a construction line item and receipt of subcontractor's Final Affidavit, applicable final releases of lien and such other documentation as Lender may require, as well as inspection by Lender's Inspector and such Inspector's concurrence that all work is completed and satisfactory. The cost of furnishings shall be supported by invoices.

                           B. Loan proceeds will be advanced substantially in accordance with the Loan Budget attached hereto as Exhibit "B" (subject to revision only with Lender's approval). Any amounts remaining undisbursed from allocated reserves for the cost of the Improvements, interest or indirect/supplemental soft costs shall be used to reduce the committed loan amount accordingly.

                           C. Loan proceeds for soft costs will be funded upon submission of approved invoices and such other written documentation as Lender may require.

                           D. Interest will be billed and payable monthly on disbursed loan proceeds outstanding. Interest will be automatically paid monthly out of the interest reserve so long as all loans to the Borrower are in good standing.

                  2. CERTIFICATE FOR PAYMENT. At such time as Borrower shall desire to obtain a disbursement of any portion of the Loan proceeds, subject to the other requirements hereof, Borrower shall complete, execute and deliver to Lender and Participant, a request for an advance on a form of draw request approved by Lender, with copies to the Lender's Inspector setting forth a detailed breakdown of the requested disbursement and the original cost breakdown approved by Lender together with the percentage of completion of each item and the balance remaining to complete each item. The Certificate for Payment shall be certified by Borrower and approved by Lender's Inspector.

                       Each contractor in privity with Borrower shall submit their request on a properly completed Application and Certificate for Payment and a Continuation Sheet (AIA Documents G712 and G713), properly notarized along with any supporting requisitions or invoices of subcontractors and/or suppliers.

                  3. EVIDENCE OF PROGRESS OF CONSTRUCTION. The abovesaid Certificate for Payment shall be accompanied by such evidence, at Borrower's expense, in form and content satisfactory to Lender, which shall include but not be limited to properly executed certificates, affidavits, waivers and releases of lien from Borrower, Contractors and Subcontractors and/or such other persons as Lender may require, showing:

                       a. The value of the portion of the Improvements completed at that time;

                       b. That all outstanding claims for labor, materials and fixtures for which Lender has funded prior requests for advance, have been properly paid;

                       c. That there are no liens outstanding against the Property except for Lender's lien and other than inchoate liens for property taxes not yet due;

                       d. That Borrower has complied with all of Borrower's obligations, as of the date thereof, under the Loan Documents;

                       e. That all construction prior to the date of the request for an advance has been completed in a good and workmanlike manner in accordance with the Plans and Specifications and as required by all inspecting governmental authorities having jurisdiction thereof;

                       f. That all funds previously disbursed by Lender have been applied in accordance with the Loan Budget;

                       g. That copies of all bills or statements for indirect expenses for which the advance is requested are attached to said Certificate of Payment; and

                       h. Except as otherwise may be provided, that all change orders shall have been approved in writing by Lender.

         A request for advance shall include a statement of the purposes for which the advance is desired and invoices for the same, as Lender shall reasonably require and approve. Prior to each hard cost advance, Lender must receive a report from Lender's Inspector certifying that the value of the work in place is not less than the amount being requested and that there are sufficient funds remaining to complete the Improvements according to the approved Plans and Specifications.

                  4. FOUNDATION SURVEY. Immediately upon the completion of the construction of the foundation, three (3) copies of a foundation survey shall be submitted to Lender which shall show and which shall certify to Lender and Title Insurer, the locations of such foundations. The surveyor shall also submit a certification as to the absence of encroachments from or onto the Property and compliance of the Improvements, as then constructed, setback requirements and other relevant restrictions. Lender reserves the right to require an endorsement to the title insurance policy insuring that the building location is not in violation of any easements of record and a Certificate of Architect certifying that the building location is not in violation of any setback restrictions.

                  5. AS-BUILT SURVEYS. At Lender's request during construction, Borrower shall submit as-built surveys for the site improvements on the Property to Lender and shall reference the as-built survey in the title insurance policy. In addition, during construction, Lender may request certification from Borrower that all on-site and off-site Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications. The surveys shall show and include the requirements expressed in the Commitment and such other requirements as Lender may require. All surveys shall be sealed and certified to Lender and the title insuror.

                       6. ACCESS TO STREETS. Lender shall not make any disbursement for construction of any of the Improvements on the Property if any such Improvement shall not have satisfactory access to dedicated and completed streets unencumbered by liens.

                       7. FINAL DISBURSEMENT DATE. Subject to the provisions of this Article, Lender shall not be required to make any disbursement from the proceeds of this Loan later than eighteen (18) months after the date of this Agreement.

                       8. LIEN PRIORITY AS PREREQUISITE FOR CONSTRUCTION. As of the date hereof, the Mortgage shall be of first lien priority as to the Property. Lender shall in no event disburse funds from the Loan proceeds for the construction of any of the Improvements unless (a) the Mortgage then shall constitute a first lien on such Improvement, and (b) there shall exist no other lien encumbering the Property other than those approved by Lender.

                       9. MATERIALS STORED. In no event shall Lender be required to make any loan disbursement for any materials (or deposits therefor) unless such materials are installed or securely stored on-site.

                       10. MATERIALS STORED ON-SITE. Lender is willing to make loan disbursements based on the invoice value of insured materials securely and properly stored on the construction site. All invoices for materials stored on-site and the reasonableness of the quantity of such materials are subject to Lender's review and approval. Lender must have a first lien on the materials stored on-site. A list must be submitted to Lender of the materials to be stored on-site for which loan disbursements will be requested. Such list must include a breakdown by type, number of units and cost per unit.

                       11. MATERIALS STORED OFF-SITE. Lender will not make any loan disbursements based on the value of materials stored off-site.

                       12. CONTINUATION OF TITLE INSURANCE COVERAGE. At the discretion of Lender, the abovesaid Certificate for Payment shall be accompanied by a construction loan endorsement to the Title Policy (paid for by the Borrower), which endorsement shall (a) indicate that since the effective date of the Title Policy (or the effective date of the last such endorsement,if any),there has been no change in the status of title to the Land as set out in the Title Policy, and (b) have the effect of increasing the coverage of the Title Policy by an amount equal to the advance then being made, unless the Title Policy expressly provides automatically and unconditionally for such increase in coverage upon each such disbursement. Lender reserves the right to require an endorsement to the title insurance policy, insuring that the building location is not in violation of any easements of record.

                       13. EVIDENCE OF SOFT COST ALLOCATIONS. Borrower shall furnish written documentation (invoices) which satisfactorily accounts to Lender for the expenditure of funds allocated to the payment of the soft costs set forth on Exhibit "B".

                       14. CONDITIONS PRECEDENT TO EACH DISBURSEMENT. At no time and in no event shall Lender be obligated to disburse funds:

                           a. if any Event of Default as described herein or in
the Mortgage or other Loan Documents shall have occurred and shall not have been cured, except that Lender may, at Lender's option, pay itself accrued interest to the extent that Loan proceeds allocated to an interest reserve in the Loan Budget remain undisbursed; or

                           b. if Lender determines that construction cannot be
completed within the time required by this Loan Agreement; or

                           c. if, prior to the Loan closing and at all times
during the term of the Loan, Lender is not satisfied, in its sole discretion, that the proceeds of the Loan remaining undisbursed will be sufficient to complete all of the Improvements according to the Plans and Specifications and to pay for all labor, materials and costs and all other costs and disbursements required to complete the Improvements, including interest and other non-construction costs. If required by Lender, Borrower shall pay with its own funds and furnish written documentation which satisfactorily accounts to Lender for all acquisition, development, or other construction costs in excess of the proceeds of this Loan necessary to fully complete the construction of the Improvements. Each such payment shall be expended before any or any other Loan disbursement will be made, and it shall be advanced as construction progresses; or

                           d. if the Property shall have been damaged by fire or
other casualty.

                       15. RETAINAGE: CONDITIONS PRECEDENT TO FINAL
DISBURSEMENT. The final Loan disbursement shall be withheld by Lender, and shall be disbursed along with all other retainages under this paragraph only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

                           a. EVIDENCE OF COMPLETION. Receipt by Lender of
satisfactory evidence of the completion of the Improvements substantially in accordance with the Plans and Specifications and approval of such completion by all applicable governmental authorities.

                           b. AS-BUILT SURVEY. Receipt by Lender of three (3)
copies of a satisfactory "as-built" survey prepared by a registered surveyor, in accordance with the Plans and Specifications and showing all of the Improvements in place, including striping of parking areas, and a statement as to the number of parking spaces. The survey shall be certified to Lender and Title Insurer and shall also include a legal description of the boundary of the Land, the area of the Land and of the Improvements, the location and dimensions of any easement and the dimensions of the Improvements. The surveyor must include on the survey a signed narrative statement certifying the existence or nonexistence of any encroachment from or onto the Land and must include the date of the survey and the surveyor's registration number and seal and such other matters as required by Title Insurer, in form and substance satisfactory to Lender and Title Insurer.

                           c. FINAL RELEASES OF LIEN: CONTRACTOR'S AFFIDAVIT.
Receipt by Lender of all final releases of lien by Contractor and all Subcontractors and potential lienors and of a final Contractor's Affidavit from all contractors in privity with Borrower notarized sufficient in the opinion of Lender's counsel to comply with the Florida Construction Lien Law, and the dissolution of any mechanics' and materialmen's liens (inchoate or otherwise) affecting title to the Property.

                           d. BORROWER'S SUPERVISING ARCHITECT'S CERTIFICATION.
Certification from the Architect that all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of structural deficiency.

                           e. CONTRACTOR'S CERTIFICATION. Certification from
Contractor that all on-site and off-site Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications and are free of structural deficiency.

                           f. BORROWER'S AFFIDAVIT. Certification by Borrower
that all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of structural deficiency.

                           g. AS-BUILT PLANS AND SPECIFICATIONS. One (1) set of
detailed as-built plans and specifications must be submitted to Lender as soon as they are completed but in no event later than one month from the issuance of the Certificate(s) of Occupancy of the Improvements. They must be approved and identified as such in writing by Borrower and Borrower's Architect. The set must include plans and specifications for architectural, structural, mechanical, plumbing, electrical and all site development (including storm drainage, utility lines and landscaping) work.

                           h. CERTIFICATE OF OCCUPANCY. Certificate of Occupancy
from the applicable governmental authority and applicable acceptance certification by the applicable governmental authority as to public works.

                           i. OTHER EVIDENCE. Such other evidence as Lender may
require to establish that the Improvements and their intended use comply with all applicable zoning and other requirements of the public authorities having jurisdiction including but not limited to compliance with the National Environmental Policy Act and any other applicable Federal, State, local or municipal environmental impact or energy laws or regulations.

                           j. INSURANCE. Insurance coverage shall be broadened
to include plate glass insurance and other permanent insurance in form satisfactory to Lender.

                       16. NOTICE, FREQUENCY AND PLACE OF DISBURSEMENTS. At Lender's option (a) the abovesaid request for advance shall be submitted to Lender at least seven (7) business days prior to the date of the requested advance, (b) disbursements shall be made no more frequently than monthly (excluding advances at Lender's discretion for the payment of interest, inspections, title endorsements or other advances from reserved funds in the Loan Budget as permitted by this Agreement) and (c) all disbursements shall be made by transfer to Borrower's account at Lender or at such other place as Lender may designate from time to time.

                       17. DEPOSIT OF FUNDS ADVANCED. The above notwithstanding, following any Event of Default, at Lender's option, Borrower shall deposit all loan proceeds advanced by

Lender in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials and fixtures used or to be used in construction of the Improvements and other costs contemplated by the approved budget, and Borrower will promptly furnish Lender with evidence thereof.

                       18. ADVANCES DO NOT CONSTITUTE A WAIVER. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an event of default described herein or in the Mortgage.

                       19. WARRANTIES AND REPRESENTATIONS TRUE. Borrower's warranties, representations and covenants in the Loan Documents shall be true and correct on and as of the date of each advance with the same effect as if made on such date.

                                  ARTICLE VI

                                    DEFAULTS

         Upon the occurrence of any one or more of the following circumstances ("Event(s) of Default"), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage, or other Loan Documents, to proceed to exercise any remedy described herein:

                       1. DEFAULT UNDER PROMISSORY NOTE. Failure by Borrower to pay, as and when due and payable, any installment of interest, principal or any other payment required to be paid by the Mortgage, the Note hereby secured or any other Loan Documents, after the expiration of any applicable grace period; or

                       2. DEFAULT UNDER LOAN DOCUMENTS. Failure by Borrower to duly observe any other covenant, condition or agreement of the Mortgage, the Note, the Commitment, or any Loan Document or any other security instrument given hereunder after the expiration of any applicable grace period; or

                       3. DEFAULT OF OTHER OBLIGATIONS. Failure by Borrower to pay, as and when due and payable, all the indebtedness, or to duly observe all of the covenants, conditions and agreements now or hereafter existing between Borrower or Participant and Lender pursuant to the terms and conditions of any other obligation or indebtedness; or

                       4. BREACH OF WARRANTY. Any warranty made or agreed to be made herein or in any related Loan Document heretofore, concurrently or hereafter executed shall be breached by Borrower or shall prove to be false or misleading; or

                       5. FILING OF LIENS AGAINST THE PROPERTY. Any lien for labor, material, taxes or otherwise shall be filed against the Property or otherwise incurred and not be removed within fifteen (15) days from the date of filing any such lien; or

                       6. MATERIAL ADVERSE CHANGE. Borrower or any Guarantor shall suffer any material adverse change in either's respective financial condition which, in Lender's reasonable opinion, could impair the ability of Borrower to perform all of its duties and obligations under the Loan Documents; or

                       7. DEFICIENCY. In Lender's sole opinion, the cost of completing the Improvements in accordance with the Plans and Specifications exceeds the total amount set forth in the Loan Budget, and Borrower has failed to make arrangements satisfactory to Lender, in Lender's sole discretion, for the payment of such additional costs; or

                       8. LEVY UPON THE PROPERTY. A levy be made under any process on, or a receiver be appointed for the Property or any other property of Borrower; or

                       9. BANKRUPTCY OR INSOLVENCY OF BORROWER.

                          a. The filing by Borrower or any Guarantor of a
voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower or any Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower or any Guarantor seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower or any Guarantor or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or written admission by Borrower or any Guarantor of its inability to pay its debts generally as they become due; or

                          b. The filing of a petition against Borrower or any
Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower or any Guarantor or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without Borrower's consent or acquiescence or the death of Borrower or Guarantor or both; or

                       10. ASSIGMENT FOR THE BENEFIT OF CREDITORS. Borrower or any Guarantor shall make a general assignment for the benefit of creditors; or

                       11. TRANSFER OF PROPERTY. Borrower shall, without Lender's prior written consent, whether voluntarily or by operation of law, sell, transfer, convey or further encumber all or any part of its interest in the Property or in any of the personally located thereon or used or intended to be used in connection therewith, excepting only transfers due to involuntary condemnation which do not render the Property useless for its intended purpose hereunder.

                       12. ABANDONMENT OR CESSATION OF CONSTRUCTION. Construction of the Improvements shall be abandoned or shall cease for any reason and not be resumed within thirty

(31) business days thereafter unless such cessation is due to any reason set forth in Paragraph 12, Article IV of this instrument, to strike or unavailability of materials unless such events of force majeure shall delay construction so long that the Improvements reasonably cannot be completed within the time allocated for completion herein; or

                       13. LIEN AGAINST PROPERTY. Borrower grants any mortgage, lien or encumbrance upon the Property other than in connection with receivables financing for which Borrower has obtained Lender's written approval; or

                       14. FAILURE TO DISPROVE DEFAULT. Lender shall reasonably suspect the occurrence of one or more of the abovesaid Events of Default and Borrower, upon Lender's written request specifying such Event of Default, shall fail to provide evidence reasonably satisfactory to Lender that such Event or Events of Default have not in fact occurred; or

                       15. ENCROACHMENTS AND PERMITS. Any Improvements which encroach upon any street or road setback or easement or upon any adjoining property, or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback line, or the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit or license shall be conditional in nature and Borrower shall fail to punctually satisfy the conditions so as to prevent its invalidity; or

                       16. UNAUTHORIZED WORK. Borrower shall, without Lender's prior written consent, undertake or contract for work on the Property outside of or beyond the scope of the Plans and Specifications; or

                       17. BREACH. A violation or breach shall occur in any agreement, covenant or restriction affecting title to the Property, including but not limited to matters appearing as permitted exceptions in the Title Policy; or

                       18. COMMENCEMENT OF CONSTRUCTION. Construction of the Improvements has not commenced within thirty (31) days of the date hereof; or

                       19. CROSS-DEFAULT OF NOTE. The Mortgage, and the Note it secures, is and shall continue to be cross-defaulted with that certain Mortgage, dated November 9, 1994, between Lender and Vacation Break Resorts, Inc., a Florida corporation, (the "Ramada Mortgage"), as modified, and the Note it secures. In the event of default under the Ramada Mortgage or the Note it secures, such default shall also constitute a default under the Mortgage and the
Note it secures; and any default under the Mortgage or the Note it secures shall constitute a default under the Ramada Mortgage and the Note it secures. In addition, any default (after the expiration of any applicable grace period) of any obligations of Vacation Break Resorts, Inc. and any and all of its affiliates to FINOVA Capital Corporation under that Certain Loan and Security Agreement dated as of August 16, 1993 as amended by Amendment No. 1 to Loan and Security Agreement dated December 16, 1993, Amendment No. 2 to Loan and Security Agreement dated December 7, 1994, a letter agreement dated November 29, 1994, and Amendment No. 4 to Loan and Security Agreement dated December 7, 1994 and Amendment No. 5 To, and Assumption Of,

Loan and Security Agreement dated March 1, 1996, as the same may be further amended or modified hereafter shall automatically be a default under the Mortgage and the Note it secures.

                       20. FILING OF NOTICE. The filing for record by Borrower or any Guarantor of a notice limiting the maximum amount which may be secured by the Mortgage pursuant to Section 697.14(1)(b) of the Florida Statutes (1993).

                       21. DEATH OF GUARANTOR. The death of an individual Guarantor.

                                 ARTICLE VII

                               REMEDIES OF LENDER

         Upon the occurrence of any one or more of the circumstances set out as an Event of Default herein, Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage or other related Loan Documents, to proceed to exercise any of the following remedies:

                       1. DEFAULT CONSTITUTES DEFAULT UNDER LOAN DOCUMENTS. Borrower agrees that the occurrence of such Event of Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (a) to exercise any of the various remedies therein provided, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and (b) cumulatively to exercise all other rights, options and privileges provided by law or in equity.

                       2. RIGHT OF LENDER TO ASSUME POSSESSION AND TO COMPLETE CONSTRUCTION. Borrower agrees, upon Lender's request, to vacate the Premises and permit Lender:

                          a.     to enter into possession, and

                          b.     to employ security watchmen or otherwise to
protect and secure the Property.

                          c.     to perform or cause to be  performed  any and
all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications,

                          d.     to disburse that portion of the Loan
proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if such completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in Borrower's name and hereby empowers Lender as said attorney-in-fact to take all actions necessary in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; (ii) to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, architects, engineers and inspectors as shall be required for said purposes;
(iv) to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property or which may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property; (v) to execute all applications and certificates in Borrower's name which may be required by any construction contract; and (vi) to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder, including retainage and any sums in escrow, conditioned upon the use of said sums, if any, for the completion of the Improvements.

                                ARTICLE VIII

                                  MISCELLANEOUS

         In the event of a conflict with other provisions of this Loan Agreement, the provisions of this Article shall control.

                  1. BINDING TERMS. All of the obligations, covenants, terms and conditions hereof shall be binding obligations, covenants, terms and conditions throughout the term of this Loan.

                  2. BANK ACCOUNTS. Borrower shall open and maintain during the entire term of this Loan all of its accounts with respect to this project at SUNTRUST BANK, SOUTH FLORIDA, N.A., a national banking association. Provided, however, receivable bank accounts shall be maintained as required by receivable loan agreements.

                  3. CERTIFICATE RE: APPLICATION OF PROCEEDS AND REMAINING COSTS. Bills or statements for all expenses for which a disbursement is requested shall, at Lender's option, be presented to Lender along with both a certification from Borrower, Architect, and Contractor that all labor and materials for which funds are requested have gone into the Project according to the approved Plans and Specifications, and a certification from all of said parties setting forth the estimated remaining cost of construction to complete the Project.

                  4. PAYMENT OF CONSTRUCTION COSTS. Lender shall be under no duty or obligation to anyone to ascertain whether Borrower has used or will use the Loan proceeds for the payment of bills incurred by Borrower in connection with the construction of the Improvements. Payment of all bills for labor and materials in connection with the construction of the Improvements shall be Borrower's responsibility, and Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in accordance with this Loan Agreement.

                  5. RECOMMENDATION BY LENDER'S INSPECTOR. At no time shall Lender be obligated to disburse funds in excess of that recommended by Lender's Inspector.

                  6. NOTICES TO ALL PARTIES. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given or made when hand delivered or when deposited in the Certified Mails of the United States, Return Receipt Requested, postage prepaid, addressed to such party at the address or addresses hereinabove stated following the names of the respective parties, or to a different address in accordance with any unrevoked written direction from such party to the other parties hereto, except in cases where it is expressly provided herein that such notice, request or demand shall not be effective until received by the party to whom it is intended.

                  7. NO PARTNERSHIP OR JOINT VENTURE. Nothing herein contained nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender, and the parties hereby acknowledge that no such relationship exists between them.

                  8. NO ASSIGNMENT BY BORROWER. This Agreement may not be assigned by Borrower without the prior written consent of Lender. If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and secured by the Mortgage and related Loan Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment and all Guarantors shall remain liable under their respective guaranties.

                  9. PARTIAL RELEASES. Provided there exists no event of default under this Loan Agreement, the Note, the Mortgage or any related Loan Document, at the closings of the sale of vacation ownership weeks, Lender will release such vacation ownership weeks from the lien of the Mortgage upon payment of the applicable release price together with a $25.00 release fee per vacation ownership week ($12.50 for biennial unit weeks). The release prices shall be determined based upon the outstanding balance of the Loan as of eighteen (18) months from the date of this Loan Agreement and shall be in such an amount that would cause Loan repayment in full assuming eighty percent (80%) of the vacation ownership weeks are sold and released. For example, if the Loan is fully funded eighteen (18) months from the date of this Loan Agreement, then the vacation ownership week release price would be $3,721.00. The release price for biennial vacation ownership weeks will be one-half of the vacation ownership week release price.

                  Payments received from the Borrower after 11:00 A.M. eastern time will be effective on the next business day.

                  10. PARTICIPATION. As set forth in the Commitment, Participant, pursuant to a Participation Agreement, is providing forty percent (40% of the loan funds. All payments received will be applied in proportion to the respective Loan shares of Lender and Participant.

                  11. PREPAYMENT. Pursuant to the $13,000,000.00 Future Advance Note, prepayments are permitted only as set forth in this Agreement. As to that portion of the Loan accruing interest at one percent (1%) above the Prime Rate ("Lender's Share") prepayment shall be permitted at any time, without penalty. However, except for payments made for the release of vacation ownership weeks as set forth in Paragraph 9 of this Article VIII, there shall be prepayment penalties for any prepayments pertaining to that portion of the Loan accruing interest at two percent (2%) above the Prime Rate ("Participant's Share") of the Loan as follows:

                           (a) A prepayment penalty of three percent (3%) of any
such prepayment made during the first year after the Loan closing date.

                           (b) A prepayment penalty of two percent (2%) of any
such prepayment made during the second year after the Loan closing date.

                           (c) A prepayment penalty of one percent (1%) of any
such prepayment made during the third year after the Loan closing date.

                           (d) No prepayment penalty thereafter.

                  In the event a prepayment is made which is not in the same proportion as Participant's and Lender's Shares, the Note payments thereafter shall be adjusted appropriately.

                  Borrower acknowledges and agrees that in the event that it, pursuant to the terms of the said Future Advance Note, elects to fix the interest rate as to that portion of the indebtedness which now bears interest at 2 % above the Prime Rate, then the same pre-payment penalties as set forth above shall thereafter apply to that portion of the indebtedness converted to a fixed rate.

                  12. USURY. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under the Loan Documents, or in the event the maturity of the indebtedness evidenced by such Loan Documents is accelerated in whole or in part, so that under any such circumstance, the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern or control, (b) neither Borrower nor any other person or entity now or hereafter liable for repayment of the Loan shall be obligated to pay the amount of such interest not permitted by the applicable usury laws, (c) any such excess which may have been collected shall be refunded to Borrower and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws.

                  13. TIME. Time is of the essence of this Loan Agreement.

                  14. WAIVER. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or no delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any right or remedy provided by law. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further action in any circumstance without notice or demand.

                  15. CONFLICT. The provisions of this Loan Agreement shall control in the event of any conflict among it, the Commitment, the Note, the Mortgage and any other Loan Document.

                  16. NO ADDITIONAL FINANCING. The Lender's obligation to fund this loan is limited to the principal amount set forth herein and the Lender is not obligated to fund any additional amounts other than as set forth herein. It is expressly understood that Borrower has sought and agreed to the terms for repayment set forth herein and it is the burden of the Borrower to provide any permanent financing, bridge financing, or other financing which may be necessary to repay this loan on or prior to the maturity date. It is expressly understood that it is not the responsibility of the Lender to provide to Borrower further financing of the Project or the repayment of this loan.

                                  ARTICLE IX

                               GENERAL CONDITIONS

                 The following conditions shall apply throughout the term of this Loan Agreement:

                  1. RIGHTS OF THIRD PARTIES. All conditions of Lender's obligations hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person other than the Borrower, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person, other than the Borrower, under any circumstance, shall be deemed to be a beneficiary of such conditions, any and all of which Lender freely may waive in whole or in part at any time if, in its sole discretion, it deems it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction of the Improvements by Borrower or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim or loss and attorneys' fees and costs resulting from the disbursement of the Loan proceeds or from the condition of the Property, whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

                  2. EVIDENCE OF SATISFACTION OF CONDITIONS. Any condition of this Loan Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts, implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free to establish independently and to its satisfaction and in its absolute discretion such existence or non-existence.

                  3. WAIVER OF TRIAL BY JURY. Borrower hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Loan Agreement and any document contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for the Lender to enter into this Loan.

                  4. ASSIGNMENT. Lender shall have the unconditional right to assign all or any part of its interest hereunder to any third party, but Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without Lender's prior written consent.

                  5. SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Loan Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and permitted assigns of such party shall be included, and all covenants and agreements contained in this Loan Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and permitted assigns, whether so expressed or not.

                  6. HEADINGS. The headings of the sections, paragraphs and subdivisions of this Loan Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

                  7. INVALID PROVISIONS TO AFFECT NO OTHERS. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Loan Agreement in whole or in part, then only such clause or provision shall be held for naught as though not herein contained, and the remainder of this Loan Agreement shall remain operative and in full force and effect.

                  8. NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine, or neuter gender is used herein, it shall equally include the other.

                  9. AMENDMENTS. Neither this Loan Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  10. GOVERNING LAW. This Loan Agreement shall be governed in its enforcement, construction and interpretation by the laws of the State of Florida.

                  11. LITIGATION. In the event any legal proceedings are instituted between the parties concerning this Loan Agreement, the Note, the Mortgage, or any other Loan Documents,


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

the Lender shall be entitled to recover its costs of suit, including attorneys' fees, at both trial and appellate levels.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the dates specified below.

WITNESSES:             BORROWER:

                       SEA GARDENS BEACH AND TENNIS
______________________ RESORT, INC , a Florida Corporation

______________________ BY:/S/HENRY M.CAIRO
                       ----------------------------------------
                       HENRY M. CAIRO, CHIEF OPERATING
                       OFFICER/CHIEF FINANCIAL OFFICER

                       Dated:  November 27, 1996

                       LENDER:

                       SUNTRUST BANK, SOUTH FLORIDA,
                       N.A., a national banking association

______________________ By: /S/CHARLENE A. BENDER
                       ----------------------------------------
                       CHARLENE A. BENDER, FIRST VICE PRESIDENT

______________________ Dated: November 27, 1996




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